Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Senior Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Vice President, Public Relations Senior Manager 920-491-7518

Associated Banc-Corp Reports Third Quarter 2025 Net Income Available to Common Equity of $122 Million, or $0.73 per Common Share

GREEN BAY, Wis. -- October 23, 2025 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $122 million, or $0.73 per common share, for the quarter ended September 30, 2025. These amounts compare to earnings of $108 million, or $0.65 per common share, for the quarter ended June 30, 2025 and earnings of $85 million, or $0.56 per common share, for the quarter ended September 30, 2024.
"We've continued to see promising results driven by the strategic growth investments we’ve made across our company,” said President & CEO Andy Harmening. “Here in the third quarter, we posted nearly $300 million in C&I loan growth, over $700 million in deposit growth, and strong revenue results including record-high net interest income. We also delivered solid credit performance and expanded CET1 capital by another 13 basis points.”
“As we look to the remainder of 2025 and into 2026, the Associated Bank franchise has strong momentum that continues to build. Our strategic plan puts us in a favorable position to grow and deepen our customer base, take market share, bolster capital, and improve our return profile—all while maintaining the disciplined approach that helped get us here.”

Third Quarter 2025 Highlights
•Diluted earnings per common share of $0.73
•Record net interest income of $305 million (+2% vs. 2Q 2025; +16% vs. 3Q 2024)
•Total period end loans of $31.0 billion (+1% vs. 2Q 2025; +3% vs. 3Q 2024)
•Total period end deposits of $34.9 billion (+2% vs. 2Q 2025; +4% vs. 3Q 2024)
•Total period end core customer deposits1 of $28.9 billion (+2% vs. 2Q 2025; +4% vs. 3Q 2024)
•Net interest margin of 3.04%
•Noninterest income of $81 million
•Noninterest expense of $216 million
•Provision for credit losses of $16 million
•Allowance for credit losses on loans / total loans of 1.34%
•Net charge offs / average loans (annualized) of 0.17%
•Book value / share of $28.17
•Tangible book value / share1 of $21.36

1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Third quarter 2025 average total loans of $30.8 billion increased 1%, or $258 million, from the prior quarter and increased 4%, or $1.1 billion, from the same period last year. With respect to third quarter 2025 average balances by loan category:
•Commercial and business lending increased $378 million from the prior quarter and increased $1.5 billion from the same period last year to $12.5 billion.
•Commercial real estate lending decreased $160 million from the prior quarter and increased $57 million from the same period last year to $7.3 billion.
•Consumer lending increased $40 million from the prior quarter and decreased $442 million from the same period last year to $11.0 billion.
Third quarter 2025 period end total loans of $31.0 billion increased 1%, or $344 million, from the prior quarter and increased 3%, or $961 million, from the same period last year. With respect to third quarter 2025 period end balances by loan category:
•Commercial and business lending increased $334 million from the prior quarter and increased $1.3 billion from the same period last year to $12.7 billion.
•Commercial real estate lending increased $8 million from the prior quarter and increased $143 million the same period last year to $7.3 billion.
•Consumer lending increased $3 million from the prior quarter and decreased $520 million from the same period last year to $10.9 billion.
We continue to expect 2025 period end loan growth of 5% to 6% as compared to the year ended December 31, 2024.
Deposits
Third quarter 2025 average deposits of $34.7 billion increased 1%, or $503 million, from the prior quarter and increased 4%, or $1.4 billion, from the same period last year. With respect to third quarter 2025 average balances by deposit category:
•Noninterest-bearing demand deposits increased $148 million from the prior quarter and increased $144 million from the same period last year to $5.8 billion.
•Savings increased $115 million from the prior quarter and increased $213 million from the same period last year to $5.3 billion.
•Interest-bearing demand deposits increased $215 million from the prior quarter and increased $504 million from the same period last year to $7.9 billion.
•Money market deposits decreased $128 million from the prior quarter and decreased $81 million from the same period last year to $5.9 billion.
•Brokered CDs decreased $174 million from the prior quarter and decreased $332 million from the same period last year to $3.9 billion.

•Other time deposits increased $236 million from the prior quarter and increased $647 million from the same period last year to $4.0 billion.
•Network transaction deposits increased $90 million from the prior quarter and increased $289 million from the same period last year to $1.9 billion.
Third quarter 2025 period end deposits of $34.9 billion increased 2%, or $734 million, from the prior quarter and increased 4%, or $1.3 billion, from the same period last year. With respect to third quarter 2025 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $124 million from the prior quarter and increased $49 million from the same period last year to $5.9 billion.
•Savings increased $89 million from the prior quarter and increased $308 million from the same period last year to $5.4 billion.
•Interest-bearing demand deposits increased $301 million from the prior quarter and increased $490 million from the same period last year to $7.8 billion.
•Money market deposits decreased $130 million from the prior quarter and decreased $46 million from the same period last year to $5.8 billion.
•Brokered CDs decreased $116 million from the prior quarter and decreased $286 million from the same period last year to $4.0 billion.
•Other time deposits increased $244 million from the prior quarter and increased $366 million from the same period last year to $4.0 billion.
•Network transaction deposits increased $222 million from the prior quarter and increased $447 million from the same period last year to $2.0 billion.
•Core customer deposits1 increased $628 million from the prior quarter and increased $1.2 billion from the same period last year to $28.9 billion.
We continue to expect 2025 period end total deposit growth of 1% to 3% and period end core customer deposit growth of 4% to 5% as compared to the year ended December 31, 2024.
Net Interest Income and Net Interest Margin
Third quarter 2025 net interest income of $305 million increased $5 million from the prior quarter and increased $43 million from the same period last year. The net interest margin of 3.04% was flat from the prior quarter and a 26 basis point increase from the same period last year.
•The average yield on total loans for the third quarter of 2025 remained flat from the prior quarter and decreased 38 basis points from the same period last year to 5.89%.
•The average cost of total interest-bearing liabilities for the third quarter of 2025 increased 1 basis point from the prior quarter and decreased 56 basis points from the same period last year to 3.03%.
•The net free funds benefit for the third quarter of 2025 increased 1 basis point from the prior quarter and decreased 12 basis points from the same period last year to 0.57%.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Based on our latest forecasts for balance sheet growth and mix, and current market conditions, we continue to expect total net interest income growth of 14% to 15% in 2025.
Noninterest Income
Third quarter 2025 total noninterest income of $81 million increased $14 million from the prior quarter and increased $14 million from the same period last year. With respect to third quarter 2025 noninterest income line items:
•Capital markets, net increased $5 million from the prior quarter and increased $6 million from the same period last year.
•Wealth management fees increased $2 million from the prior quarter and increased $1 million from the same period last year.
•Card-based fees increased $1 million from the prior quarter and increased $1 million from the same period last year.
•Asset gains (losses), net increased $5 million from the prior quarter and increased $4 million from the same period last year.
After adjusting to exclude the fourth quarter 2024 and first quarter 2025 impacts of the mortgage and investment securities sales we announced in December 2024, we now expect total noninterest income growth of between 5% and 6% in 2025.
Noninterest Expense
Third quarter 2025 total noninterest expense of $216 million increased $7 million from the prior quarter and increased $16 million from the same period last year. With respect to third quarter 2025 noninterest expense line items:
•Personnel expense increased $9 million from the prior quarter and increased $15 million from the same period last year.
•Business development and advertising expense increased $1 million from the prior quarter and increased $2 million from the same period last year.
•Technology expense increased $2 million from the prior quarter and increased $1 million from the same period last year.
After adjusting to exclude the $14 million impact of the loss on prepayments of FHLB advances recognized in the fourth quarter of 2024, we now expect total noninterest expense to grow by 5% to 6% in 2025.

Taxes
Third quarter 2025 tax expense was $30 million, compared to $28 million of tax expense in the prior quarter and $20 million of tax expense in the same period last year. The effective tax rate for the third quarter of 2025 was 19.16%, compared to 20.34% in the prior quarter and 18.61% in the same period last year.
We now expect the annual effective tax rate to be between 18% and 19% in 2025.

Credit
Third quarter 2025 provision for credit losses on loans was $16 million, compared to a provision of $18 million in the prior quarter and a provision of $21 million in the same period last year. With respect to third quarter 2025 credit quality:
•Nonaccrual loans of $106 million decreased $7 million from the prior quarter and decreased $22 million from the same period last year. The nonaccrual loans to total loans ratio was 0.34% in the third quarter, down from 0.37% in the prior quarter and down from 0.43% in the same period last year.
•Third quarter 2025 net charge offs of $13 million were flat compared to net charge offs of $13 million in the prior quarter and net charge offs of $13 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $415 million increased $3 million compared to the prior quarter and increased $17 million compared to the same period last year. The ACLL to total loans ratio was 1.34% in the third quarter, down from 1.35% in the prior quarter and up from 1.33% in the same period last year.
In 2025, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.33% at September 30, 2025. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2025 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 23, 2025. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2025 earnings call. The third quarter 2025 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $44 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois, Minnesota and Missouri. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.
NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	September 30, 2025	June 30, 2025	Sequential Quarter Change	March 31, 2025	December 31, 2024	September 30, 2024	Comparable Quarter Change
Assets
Cash and due from banks	$490,431	$521,167	$(30,736)	$521,323	$544,059	$554,631	$(64,200)
Interest-bearing deposits in other financial institutions	802,251	738,938	63,313	711,033	453,590	408,101	394,150
Federal funds sold and securities purchased under agreements to resell	90	—	90	105	21,955	4,310	(4,220)
Available for sale (AFS) investment securities, at fair value	5,217,278	5,036,508	180,770	4,796,570	4,581,434	4,152,527	1,064,751
Held to maturity (HTM) investment securities, net, at amortized cost	3,636,080	3,672,101	(36,021)	3,705,793	3,738,687	3,769,150	(133,070)
Equity securities	26,000	25,912	88	23,331	23,242	23,158	2,842
Federal Home Loan Bank (FHLB) and Federal Reserve Bank stocks, at cost	251,642	278,356	(26,714)	194,244	179,665	178,168	73,474
Residential loans held for sale	74,563	96,804	(22,241)	47,611	646,687	67,219	7,344
Commercial loans held for sale	—	8,406	(8,406)	7,910	32,634	11,833	(11,833)
Loans	30,951,964	30,607,605	344,359	30,294,127	29,768,586	29,990,897	961,067
Allowance for loan losses	(378,341)	(376,515)	(1,826)	(371,348)	(363,545)	(361,765)	(16,576)
Loans, net	30,573,623	30,231,091	342,532	29,922,780	29,405,041	29,629,131	944,492
Tax credit and other investments	245,239	247,111	(1,872)	254,187	258,886	265,385	(20,146)
Premises and equipment, net	384,139	377,372	6,767	377,521	379,093	373,816	10,323
Bank and corporate owned life insurance	693,511	691,470	2,041	690,551	689,000	686,704	6,807
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	25,052	27,255	(2,203)	29,457	31,660	33,863	(8,811)
Mortgage servicing rights, net	85,063	85,245	(182)	86,251	87,683	81,977	3,086
Interest receivable	168,451	168,627	(176)	159,729	167,772	167,777	674
Other assets	677,458	682,373	(4,915)	675,748	676,987	698,073	(20,615)
Total assets	$44,455,863	$43,993,729	$462,134	$43,309,136	$43,023,068	$42,210,815	$2,245,048
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,906,251	$5,782,487	$123,764	$6,135,946	$5,775,657	$5,857,421	$48,830
Interest-bearing deposits	28,975,602	28,365,079	610,523	29,060,767	28,872,777	27,696,877	1,278,725
Total deposits	34,881,853	34,147,565	734,288	35,196,713	34,648,434	33,554,298	1,327,555
Short-term funding	399,665	75,585	324,080	311,335	470,369	917,028	(517,363)
FHLB advances	3,220,679	3,879,489	(658,810)	2,027,297	1,853,807	1,913,294	1,307,385
Other long-term funding	594,074	593,530	544	591,382	837,635	844,342	(250,268)
Allowance for unfunded commitments	36,276	35,276	1,000	35,276	38,776	35,776	500
Accrued expenses and other liabilities	455,019	481,503	(26,484)	460,574	568,485	532,842	(77,823)
Total liabilities	39,587,565	39,212,948	374,617	38,622,578	38,417,506	37,797,579	1,789,986
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—

Common equity	4,674,186	4,586,669	87,517	4,492,446	4,411,450	4,219,125	455,061
Total stockholders’ equity	4,868,298	4,780,781	87,517	4,686,558	4,605,562	4,413,236	455,061
Total liabilities and stockholders’ equity	$44,455,863	$43,993,729	$462,134	$43,309,136	$43,023,068	$42,210,815	$2,245,048
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter		Year to Date (YTD)		Comparable YTD
(Dollars in thousands, except per share data)	3Q25	3Q24	Dollar Change	Percentage Change	September 2025	September 2024	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$455,623	$465,728	$(10,105)	(2)%	$1,336,703	$1,376,988	$(40,285)	(3)%
Interest and dividends on investment securities
Taxable	73,727	51,229	22,498	44%	214,689	148,055	66,634	45%
Tax-exempt	13,888	14,660	(772)	(5)%	41,746	44,103	(2,357)	(5)%
Other interest	13,353	8,701	4,652	53%	35,274	24,834	10,440	42%
Total interest income	556,591	540,318	16,273	3%	1,628,412	1,593,980	34,432	2%
Interest expense
Interest on deposits	202,344	231,623	(29,279)	(13)%	609,139	678,916	(69,777)	(10)%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,107	3,385	(1,278)	(38)%	7,733	8,551	(818)	(10)%
Interest on other short-term funding	212	6,144	(5,932)	(97)%	907	16,929	(16,022)	(95)%
Interest on FHLB advances	35,965	24,799	11,166	45%	86,944	80,612	6,332	8%
Interest on other long-term funding	10,741	11,858	(1,117)	(9)%	32,526	32,012	514	2%
Total interest expense	251,369	277,809	(26,440)	(10)%	737,250	817,021	(79,771)	(10)%
Net interest income	305,222	262,509	42,713	16%	891,163	776,960	114,203	15%
Provision for credit losses	16,000	20,991	(4,991)	(24)%	46,999	68,000	(21,001)	(31)%
Net interest income after provision for credit losses	289,223	241,518	47,705	20%	844,164	708,960	135,204	19%
Noninterest income
Wealth management fees	25,315	24,144	1,171	5%	70,837	68,466	2,371	3%
Service charges and deposit account fees	13,861	13,708	153	1%	39,822	38,410	1,412	4%
Card-based fees	12,308	11,731	577	5%	33,950	34,973	(1,023)	(3)%
Other fee-based revenue	5,414	5,057	357	7%	15,659	14,316	1,343	9%
Capital markets, net	10,764	4,317	6,447	149%	20,873	13,052	7,821	60%
Mortgage banking, net	3,541	2,132	1,409	66%	11,577	7,299	4,278	59%
Loss on mortgage portfolio sale	—	—	—	N/M	(6,976)	—	(6,976)	N/M
Bank and corporate owned life insurance	4,051	4,001	50	1%	13,391	11,156	2,235	20%
Asset gains (losses), net	3,340	(474)	3,814	N/M	727	(1,407)	2,134	N/M
Investment securities gains, net	1	100	(99)	(99)%	13	4,047	(4,034)	(100)%
Other	2,670	2,504	166	7%	7,147	7,054	93	1%
Total noninterest income	81,265	67,221	14,044	21%	207,019	197,365	9,654	5%
Noninterest expense
Personnel	135,703	121,036	14,667	12%	386,593	362,012	24,581	7%
Technology	28,590	27,217	1,373	5%	82,237	80,579	1,658	2%
Occupancy	12,757	13,536	(779)	(6)%	40,782	40,297	485	1%
Business development and advertising	8,362	6,683	1,679	25%	22,496	20,735	1,761	8%
Equipment	4,368	4,653	(285)	(6)%	13,389	13,702	(313)	(2)%
Legal and professional	5,232	5,639	(407)	(7)%	17,989	14,740	3,249	22%
Loan and foreclosure costs	1,638	2,748	(1,110)	(40)%	6,937	6,519	418	6%
FDIC assessment	9,980	8,223	1,757	21%	30,124	29,300	824	3%
Other intangible amortization	2,203	2,203	—	—%	6,608	6,608	—	—%
Other	7,369	8,659	(1,290)	(15)%	29,017	19,622	9,395	48%
Total noninterest expense	216,202	200,597	15,605	8%	636,173	594,115	42,058	7%
Income before income taxes	154,286	108,142	46,144	43%	415,010	312,211	102,799	33%
Income tax expense	29,554	20,124	9,430	47%	77,362	27,451	49,911	182%
Net income	124,732	88,018	36,714	42%	337,648	284,760	52,888	19%
Preferred stock dividends	2,875	2,875	—	—%	8,625	8,625	—	—%
Net income available to common equity	$121,857	$85,143	$36,714	43%	$329,023	$276,135	$52,888	19%

Pre-tax pre-provision income(a)	170,286	129,133	41,153	32%	462,009	380,211	81,798	22%
Earnings per common share
Basic	$0.73	$0.56	$0.17	30%	$1.98	$1.83	$0.15	8%
Diluted	$0.73	$0.56	$0.17	30%	$1.96	$1.82	$0.14	8%
Average common shares outstanding
Basic	165,029	150,247	14,782	10%	165,064	149,993	15,071	10%
Diluted	166,703	151,492	15,211	10%	166,645	151,244	15,401	10%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	3Q25	2Q25	Dollar Change	Percentage Change	1Q25	4Q24	3Q24
Interest income
Interest and fees on loans	$455,623	$447,781	$7,842	2%	$433,299	$453,253	$465,728
Interest and dividends on investment securities
Taxable	73,727	71,174	2,553	4%	69,788	50,524	51,229
Tax-exempt	13,888	13,902	(14)	—%	13,956	14,469	14,660
Other interest	13,353	12,679	674	5%	9,243	10,478	8,701
Total interest income	556,591	545,536	11,055	2%	526,285	528,724	540,318
Interest expense
Interest on deposits	202,344	197,656	4,688	2%	209,140	222,888	231,623
Interest on federal funds purchased and securities sold under agreements to repurchase	2,107	2,004	103	5%	3,622	3,203	3,385
Interest on other short-term funding	212	287	(75)	(26)%	408	668	6,144
Interest on FHLB advances	35,965	34,889	1,076	3%	16,090	17,908	24,799
Interest on other long-term funding	10,741	10,700	41	—%	11,085	13,769	11,858
Total interest expense	251,369	245,536	5,833	2%	240,345	258,436	277,809
Net interest income	305,222	300,000	5,222	2%	285,941	270,289	262,509
Provision for credit losses	16,000	17,996	(1,996)	(11)%	13,003	16,986	20,991
Net interest income after provision for credit losses	289,223	282,004	7,219	3%	272,938	253,303	241,518
Noninterest income
Wealth management fees	25,315	23,025	2,290	10%	22,498	24,103	24,144
Service charges and deposit account fees	13,861	13,147	714	5%	12,814	13,232	13,708
Card-based fees	12,308	11,200	1,108	10%	10,442	11,948	11,731
Other fee-based revenue	5,414	4,995	419	8%	5,251	5,182	5,057
Capital markets, net	10,764	5,765	4,999	87%	4,345	9,032	4,317
Mortgage banking, net	3,541	4,213	(672)	(16)%	3,822	3,387	2,132
Loss on mortgage portfolio sale	—	—	—	N/M	(6,976)	(130,406)	—
Bank and corporate owned life insurance	4,051	4,135	(84)	(2)%	5,204	2,322	4,001
Asset gains (losses), net	3,340	(1,735)	5,075	N/M	(878)	364	(474)
Investment securities gains (losses), net	1	7	(6)	(86)%	4	(148,194)	100
Other	2,670	2,226	444	20%	2,251	2,257	2,504
Total noninterest income (loss)	81,265	66,977	14,288	21%	58,776	(206,772)	67,221
Noninterest expense
Personnel	135,703	126,994	8,709	7%	123,897	125,944	121,036
Technology	28,590	26,508	2,082	8%	27,139	26,984	27,217
Occupancy	12,757	12,644	113	1%	15,381	14,325	13,536
Business development and advertising	8,362	7,748	614	8%	6,386	7,408	6,683
Equipment	4,368	4,494	(126)	(3)%	4,527	4,729	4,653
Legal and professional	5,232	6,674	(1,442)	(22)%	6,083	6,861	5,639
Loan and foreclosure costs	1,638	2,705	(1,067)	(39)%	2,594	1,951	2,748
FDIC assessment	9,980	9,708	272	3%	10,436	9,139	8,223
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203
Loss on prepayments of FHLB advances	—	—	—	N/M	—	14,243	—
Other	7,369	9,674	(2,305)	(24)%	11,974	10,496	8,659
Total noninterest expense	216,202	209,352	6,850	3%	210,619	224,282	200,597
Income (loss) before income taxes	154,286	139,629	14,657	10%	121,095	(177,752)	108,142
Income tax expense (benefit)	29,554	28,399	1,155	4%	19,409	(16,137)	20,124
Net income (loss)	124,732	111,230	13,502	12%	101,687	(161,615)	88,018
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income (loss) available to common equity	$121,857	$108,355	$13,502	12%	$98,812	$(164,490)	$85,143

Pre-tax pre-provision income (loss)(a)	170,286	157,625	12,661	8%	134,098	(160,766)	129,133
Earnings (loss) per common share
Basic	$0.73	$0.65	$0.08	12%	$0.60	$(1.04)	$0.56
Diluted	$0.73	$0.65	$0.08	12%	$0.59	$(1.03)	$0.56
Average common shares outstanding
Basic	165,029	164,936	93	—%	165,228	157,710	150,247
Diluted	166,703	166,343	360	—%	166,604	159,164	151,492
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter(a)
	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$11,367,533	$187,046	6.53%	$10,981,221	$179,955	6.57%	$9,884,246	$183,687	7.39%
Commercial real estate—owner occupied	1,105,787	15,827	5.68%	1,114,054	16,014	5.77%	1,087,144	16,640	6.09%
Commercial and business lending	12,473,319	202,873	6.45%	12,095,274	195,969	6.50%	10,971,390	200,327	7.27%
Commercial real estate—investor	5,300,765	87,114	6.52%	5,582,333	91,569	6.58%	5,085,090	93,351	7.30%
Real estate construction	1,991,565	36,770	7.32%	1,869,708	33,883	7.27%	2,150,416	43,348	8.02%
Commercial real estate lending	7,292,330	123,884	6.74%	7,452,041	125,452	6.75%	7,235,505	136,699	7.52%
Total commercial	19,765,649	326,757	6.56%	19,547,316	321,421	6.59%	18,206,896	337,027	7.36%
Residential mortgage	6,987,858	65,553	3.75%	7,034,607	64,995	3.70%	7,888,290	70,171	3.56%
Auto finance	3,000,978	42,230	5.58%	2,933,161	41,156	5.63%	2,635,890	37,904	5.72%
Home equity	690,330	12,641	7.32%	667,339	12,098	7.25%	642,463	13,350	8.31%
Other consumer	305,644	8,972	11.65%	309,578	8,644	11.20%	260,547	7,774	11.87%
Total consumer	10,984,811	129,396	4.70%	10,944,685	126,893	4.64%	11,427,191	129,199	4.51%
Total loans	30,750,460	456,153	5.89%	30,492,001	448,313	5.89%	29,634,087	466,226	6.27%
Investments
Taxable securities	6,767,664	73,727	4.36%	6,578,690	71,174	4.33%	5,816,102	51,466	3.54%
Tax-exempt securities(b)	1,997,416	17,580	3.52%	2,004,725	17,598	3.51%	2,110,896	17,885	3.39%
Other short-term investments	1,046,723	13,353	5.06%	999,294	12,679	5.09%	629,431	8,959	5.66%
Total investments	9,811,804	104,660	4.26%	9,582,709	101,451	4.24%	8,556,429	78,310	3.66%
Total earning assets and related interest income	40,562,264	$560,813	5.50%	40,074,710	$549,764	5.50%	38,190,516	$544,535	5.68%
Other assets, net	3,452,939			3,345,353			3,199,195
Total assets	$44,015,203			$43,420,063			$41,389,711
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,338,129	$19,042	1.42%	$5,222,869	$17,139	1.32%	$5,125,147	$21,611	1.68%
Interest-bearing demand	7,898,770	44,763	2.25%	7,683,402	42,485	2.22%	7,394,550	49,740	2.68%
Money market	5,860,802	38,061	2.58%	5,988,947	38,695	2.59%	5,942,147	46,290	3.10%
Network transaction deposits	1,933,659	21,276	4.37%	1,843,998	20,211	4.40%	1,644,305	22,077	5.34%
Brokered CDs	3,916,329	42,878	4.34%	4,089,844	45,418	4.45%	4,247,941	56,307	5.27%
Other time deposits	3,961,522	36,323	3.64%	3,725,205	33,707	3.63%	3,314,507	35,600	4.27%
Total interest-bearing deposits	28,909,211	202,344	2.78%	28,554,266	197,656	2.78%	27,668,597	231,623	3.33%
Federal funds purchased and securities sold under agreements to repurchase	227,460	2,107	3.68%	220,872	2,004	3.64%	299,286	3,385	4.50%
Other short-term funding	19,033	212	4.42%	17,580	287	6.55%	519,421	6,638	5.08%
FHLB advances	3,181,903	35,965	4.48%	3,221,749	34,889	4.34%	1,750,590	24,799	5.64%
Other long-term funding	593,288	10,741	7.24%	592,664	10,700	7.22%	647,440	11,858	7.33%
Total short and long-term funding	4,021,685	49,025	4.85%	4,052,863	47,880	4.74%	3,216,737	46,680	5.78%
Total interest-bearing liabilities and related interest expense	32,930,896	$251,369	3.03%	32,607,129	$245,536	3.02%	30,885,334	$278,304	3.59%
Noninterest-bearing demand deposits	5,796,676			5,648,935			5,652,228
Other liabilities	466,482			431,338			521,423
Stockholders’ equity	4,821,150			4,732,661			4,330,727
Total liabilities and stockholders’ equity	$44,015,203			$43,420,063			$41,389,711
Interest rate spread			2.47%			2.48%			2.10%
Net free funds			0.57%			0.56%			0.69%
Fully tax-equivalent net interest income and net interest margin		$309,444	3.04%		$304,228	3.04%		$266,232	2.78%
Fully tax-equivalent adjustment		(4,222)			(4,228)			(3,723)
Net interest income		$305,222			$300,000			$262,509
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year(a)
	Nine Months Ended September 30,
	2025			2024
(Dollars in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$10,980,230	$536,786	6.54%	$9,843,435	$542,989	7.37%
Commercial real estate—owner occupied	1,120,206	48,042	5.73%	1,089,662	49,619	6.08%
Commercial and business lending	12,100,436	584,828	6.46%	10,933,098	592,609	7.24%
Commercial real estate—investor	5,432,417	265,772	6.54%	5,030,534	274,450	7.29%
Real estate construction	1,920,292	104,598	7.28%	2,261,008	135,302	7.99%
Commercial real estate lending	7,352,709	370,370	6.73%	7,291,541	409,752	7.51%
Total commercial	19,453,145	955,197	6.56%	18,224,639	1,002,361	7.35%
Residential mortgage	7,091,945	197,371	3.71%	7,939,493	208,291	3.50%
Auto finance	2,926,862	122,562	5.60%	2,511,694	105,528	5.61%
Home equity	671,884	36,791	7.30%	590,340	39,386	8.90%
Other consumer	309,654	26,389	11.39%	261,781	22,959	11.71%
Total consumer	11,000,345	383,113	4.65%	11,303,307	376,164	4.44%
Total loans	30,453,490	1,338,311	5.87%	29,527,946	1,378,524	6.23%
Investments
Taxable securities	6,582,998	214,689	4.35%	5,671,823	148,672	3.50%
Tax-exempt securities(b)	2,006,027	52,844	3.51%	2,120,107	53,806	3.38%
Other short-term investments	935,475	35,274	5.04%	609,143	26,574	5.83%
Total investments	9,524,500	302,806	4.24%	8,401,073	229,051	3.64%
Total earning assets and related interest income	39,977,990	$1,641,117	5.48%	37,929,019	$1,607,575	5.66%
Other assets, net	3,382,379			3,157,137
Total assets	$43,360,369			$41,086,156
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,241,799	$54,110	1.38%	$5,062,518	$65,330	1.72%
Interest-bearing demand	7,870,806	132,678	2.25%	7,383,471	147,838	2.67%
Money market	5,975,632	116,316	2.60%	6,017,642	139,987	3.11%
Network transaction deposits	1,875,523	61,554	4.39%	1,630,568	65,697	5.38%
Brokered CDs	4,105,700	137,589	4.48%	4,148,547	165,423	5.33%
Other time deposits	3,815,105	106,892	3.75%	3,082,143	94,640	4.10%
Total interest-bearing deposits	28,884,565	609,139	2.82%	27,324,889	678,916	3.32%
Federal funds purchased and securities sold under agreements to repurchase	274,204	7,733	3.77%	259,209	8,551	4.41%
Other short-term funding	22,597	907	5.37%	508,913	19,285	5.06%
FHLB advances	2,672,351	86,944	4.35%	1,907,104	80,612	5.65%
Other long-term funding	604,410	32,526	7.18%	573,676	32,012	7.44%
Total short and long-term funding	3,573,561	128,110	4.79%	3,248,902	140,461	5.77%
Total interest-bearing liabilities and related interest expense	32,458,126	$737,250	3.04%	30,573,791	$819,377	3.58%
Noninterest-bearing demand deposits	5,695,818			5,748,446
Other liabilities	477,597			537,432
Stockholders’ equity	4,728,828			4,226,487
Total liabilities and stockholders’ equity	$43,360,369			$41,086,156
Interest rate spread			2.45%			2.08%
Net free funds			0.57%			0.69%
Fully tax-equivalent net interest income and net interest margin		$903,867	3.02%		$788,199	2.77%
Fully tax-equivalent adjustment		(12,705)			(11,239)
Net interest income		$891,163			$776,960
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Commercial and industrial	$11,567,651	$11,281,964	3%	$10,925,769	$10,573,741	$10,258,899	13%
Commercial real estate—owner occupied	1,149,939	1,101,501	4%	1,118,363	1,143,741	1,120,849	3%
Commercial and business lending	12,717,590	12,383,465	3%	12,044,132	11,717,483	11,379,748	12%
Commercial real estate—investor	5,369,441	5,370,422	—%	5,597,442	5,227,975	5,070,635	6%
Real estate construction	1,958,766	1,950,267	—%	1,809,054	1,982,632	2,114,300	(7)%
Commercial real estate lending	7,328,207	7,320,689	—%	7,406,496	7,210,607	7,184,934	2%
Total commercial	20,045,797	19,704,154	2%	19,450,628	18,928,090	18,564,683	8%
Residential mortgage	6,858,285	6,949,387	(1)%	6,999,654	7,047,541	7,803,083	(12)%
Auto finance	3,041,644	2,969,495	2%	2,878,765	2,810,220	2,708,946	12%
Home equity	698,112	676,208	3%	654,140	664,252	651,379	7%
Other consumer	308,126	308,361	—%	310,940	318,483	262,806	17%
Total consumer	10,906,167	10,903,451	—%	10,843,499	10,840,496	11,426,214	(5)%
Total loans	$30,951,964	$30,607,605	1%	$30,294,127	$29,768,586	$29,990,897	3%

Quarter average loan composition	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Commercial and industrial(a)	$11,367,533	$10,981,221	4%	$10,583,318	$10,338,865	$9,884,246	15%
Commercial real estate—owner occupied	1,105,787	1,114,054	(1)%	1,141,167	1,135,624	1,087,144	2%
Commercial and business lending	12,473,319	12,095,274	3%	11,724,484	11,474,489	10,971,390	14%
Commercial real estate—investor	5,300,765	5,582,333	(5)%	5,415,412	5,120,608	5,085,090	4%
Real estate construction	1,991,565	1,869,708	7%	1,898,582	2,086,188	2,150,416	(7)%
Commercial real estate lending	7,292,330	7,452,041	(2)%	7,313,994	7,206,796	7,235,505	1%
Total commercial	19,765,649	19,547,316	1%	19,038,479	18,681,285	18,206,896	9%
Residential mortgage(a)	6,987,858	7,034,607	(1)%	7,256,320	7,814,056	7,888,290	(11)%
Auto finance	3,000,978	2,933,161	2%	2,844,730	2,771,414	2,635,890	14%
Home equity	690,330	667,339	3%	657,625	656,792	642,463	7%
Other consumer	305,644	309,578	(1)%	313,828	278,370	260,547	17%
Total consumer	10,984,811	10,944,685	—%	11,072,503	11,520,632	11,427,191	(4)%
Total loans(a)	$30,750,460	$30,492,001	1%	$30,110,982	$30,201,918	$29,634,087	4%

Period end deposit and customer funding composition(b)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Noninterest-bearing demand	$5,906,251	$5,782,487	2%	$6,135,946	$5,775,657	$5,857,421	1%
Savings	5,380,574	5,291,674	2%	5,247,291	5,133,295	5,072,508	6%
Interest-bearing demand	7,791,861	7,490,772	4%	7,870,965	7,994,475	7,302,239	7%
Money market	5,785,871	5,915,867	(2)%	6,141,275	6,009,793	5,831,637	(1)%
Network transaction deposits	2,013,964	1,792,362	12%	1,882,930	1,758,388	1,566,908	29%
Brokered CDs	3,956,517	4,072,048	(3)%	4,197,512	4,276,309	4,242,670	(7)%
Other time deposits	4,046,815	3,802,356	6%	3,720,793	3,700,518	3,680,914	10%
Total deposits	34,881,853	34,147,565	2%	35,196,713	34,648,434	33,554,298	4%
Other customer funding(c)	64,570	75,440	(14)%	85,950	100,044	110,988	(42)%
Total deposits and other customer funding	$34,946,423	$34,223,005	2%	$35,282,663	$34,748,478	$33,665,286	4%
Net deposits and other customer funding(d)	$28,975,941	$28,358,595	2%	$29,202,221	$28,713,780	$27,855,707	4%

Quarter average deposit composition	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Noninterest-bearing demand	$5,796,676	$5,648,935	3%	$5,640,123	$5,738,557	$5,652,228	3%
Savings	5,338,129	5,222,869	2%	5,162,468	5,132,247	5,125,147	4%
Interest-bearing demand	7,898,770	7,683,402	3%	8,031,707	7,623,230	7,394,550	7%
Money market	5,860,802	5,988,947	(2)%	6,079,551	5,924,269	5,942,147	(1)%
Network transaction deposits	1,933,659	1,843,998	5%	1,847,972	1,690,745	1,644,305	18%
Brokered CDs	3,916,329	4,089,844	(4)%	4,315,311	4,514,841	4,247,941	(8)%
Other time deposits	3,961,522	3,725,205	6%	3,756,332	3,713,579	3,314,507	20%
Total deposits	34,705,887	34,203,201	1%	34,833,464	34,337,468	33,320,825	4%
Other customer funding(c)	74,305	80,010	(7)%	87,693	94,965	104,115	(29)%
Total deposits and other customer funding	$34,780,192	$34,283,211	1%	$34,921,157	$34,432,433	$33,424,940	4%
Net deposits and other customer funding(d)	$28,930,204	$28,349,369	2%	$28,757,874	$28,226,848	$27,532,694	5%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) Prior periods have been adjusted to conform with current period presentation.
(c) Includes repurchase agreements.
(d) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$376,515	$371,348	1%	$363,545	$361,765	$355,844	6%
Provision for loan losses	15,000	18,000	(17)%	16,500	14,000	19,000	(21)%
Charge offs	(15,254)	(18,348)	(17)%	(13,714)	(13,770)	(15,337)	(1)%
Recoveries	2,081	5,515	(62)%	5,017	1,551	2,258	(8)%
Net charge offs	(13,173)	(12,833)	3%	(8,698)	(12,220)	(13,078)	1%
Balance at end of period	$378,341	$376,515	—%	$371,348	$363,545	$361,765	5%
Allowance for unfunded commitments
Balance at beginning of period	$35,276	$35,276	—%	$38,776	$35,776	$33,776	4%
Provision for unfunded commitments	1,000	—	N/M	(3,500)	3,000	2,000	(50)%
Balance at end of period	36,276	35,276	3%	35,276	38,776	35,776	1%
Allowance for credit losses on loans (ACLL)	$414,618	$411,791	1%	$406,624	$402,322	$397,541	4%
Provision for credit losses on loans	$16,000	$18,000	(11)%	$13,000	$17,000	$21,000	(24)%
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(1,230)	$(1,826)	(33)%	$(4,726)	$(2,406)	$(10,649)	(88)%
Commercial real estate—owner occupied	—	—	N/M	—	—	—	N/M
Commercial and business lending	(1,230)	(1,826)	(33)%	(4,726)	(2,406)	(10,649)	(88)%
Commercial real estate—investor	(8,930)	(8,493)	5%	(892)	(6,617)	(1)	N/M
Real estate construction	2	121	(98)%	30	4	2	—%
Commercial real estate lending	(8,928)	(8,372)	7%	(863)	(6,612)	2	N/M
Total commercial	(10,158)	(10,198)	—%	(5,589)	(9,018)	(10,647)	(5)%
Residential mortgage	(231)	(302)	(24)%	197	(239)	(160)	44%
Auto finance	(1,505)	(689)	118%	(1,519)	(1,782)	(1,281)	17%
Home equity	56	237	(76)%	289	277	424	(87)%
Other consumer	(1,336)	(1,881)	(29)%	(2,076)	(1,457)	(1,414)	(6)%
Total consumer	(3,015)	(2,636)	14%	(3,109)	(3,202)	(2,431)	24%
Total net charge offs	$(13,173)	$(12,833)	3%	$(8,698)	$(12,220)	$(13,078)	1%
(in basis points)	Sep 30, 2025	Jun 30, 2025		Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(4)	(7)		(18)	(9)	(43)
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	(4)	(6)		(16)	(8)	(39)
Commercial real estate—investor	(67)	(61)		(7)	(51)	—
Real estate construction	—	3		1	—	—
Commercial real estate lending	(49)	(45)		(5)	(37)	—
Total commercial	(20)	(21)		(12)	(19)	(23)
Residential mortgage	(1)	(2)		1	(1)	(1)
Auto finance	(20)	(9)		(22)	(26)	(19)
Home equity	3	14		18	17	26
Other consumer	(173)	(244)		(268)	(208)	(216)
Total consumer	(11)	(10)		(11)	(11)	(8)
Total net charge offs	(17)	(17)		(12)	(16)	(18)
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Credit quality
Nonaccrual loans	$106,179	$112,999	(6)%	$134,808	$123,260	$128,476	(17)%
Other real estate owned (OREO)	29,268	34,287	(15)%	23,475	20,217	18,830	55%
Repossessed assets	789	882	(11)%	688	687	793	(1)%
Total nonperforming assets	$136,236	$148,169	(8)%	$158,971	$144,164	$148,098	(8)%
Accruing loans past due 90 days or more(a)	$2,692	$14,160	(81)%	$3,036	$3,189	$7,107	(62)%
Allowance for credit losses on loans to total loans	1.34%	1.35%		1.34%	1.35%	1.33%
Allowance for credit losses on loans to nonaccrual loans	390.49%	364.42%		301.63%	326.40%	309.43%
Nonaccrual loans to total loans	0.34%	0.37%		0.44%	0.41%	0.43%
Nonperforming assets to total loans plus OREO and repossessed assets	0.44%	0.48%		0.52%	0.48%	0.49%
Nonperforming assets to total assets	0.31%	0.34%		0.37%	0.34%	0.35%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$12,802	$6,945	84%	$12,898	$19,084	$14,369	(11)%
Commercial real estate—owner occupied	203	—	N/M	1,501	1,501	9,285	(98)%
Commercial and business lending	13,006	6,945	87%	14,399	20,585	23,654	(45)%
Commercial real estate—investor	7,333	15,805	(54)%	31,689	16,705	18,913	(61)%
Real estate construction	145	146	(1)%	125	30	15	N/M
Commercial real estate lending	7,478	15,950	(53)%	31,814	16,735	18,928	(60)%
Total commercial	20,484	22,895	(11)%	46,213	37,320	42,582	(52)%
Residential mortgage	69,093	73,817	(6)%	72,455	70,038	70,138	(1)%
Auto finance	8,218	8,004	3%	7,692	7,402	7,456	10%
Home equity	8,299	8,201	1%	8,275	8,378	8,231	1%
Other consumer	85	82	4%	173	122	70	21%
Total consumer	85,696	90,104	(5)%	88,595	85,941	85,894	—%
Total nonaccrual loans	$106,179	$112,999	(6)%	$134,808	$123,260	$128,476	(17)%
(Dollars in thousands)	Sep 30, 2025	Jun 30, 2025	Seql Qtr % Change	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$1,071	$2,593	(59)%	$7,740	$1,260	$1,212	(12)%
Commercial real estate—owner occupied	—	5,628	(100)%	1,156	1,634	2,209	(100)%
Commercial and business lending	1,071	8,221	(87)%	8,896	2,893	3,421	(69)%
Commercial real estate—investor	14,190	1,042	N/M	2,463	36,391	10,746	32%
Real estate construction	21	90	(77)%	—	21	88	(76)%
Commercial real estate lending	14,211	1,132	N/M	2,463	36,412	10,834	31%
Total commercial	15,282	9,353	63%	11,360	39,305	14,255	7%
Residential mortgage	12,684	8,744	45%	13,568	14,892	13,630	(7)%
Auto finance	14,013	13,149	7%	12,522	14,850	15,458	(9)%
Home equity	4,265	4,338	(2)%	3,606	4,625	3,146	36%
Other consumer(a)	2,728	2,578	6%	2,381	3,128	2,163	26%
Total consumer	33,689	28,810	17%	32,076	37,496	34,397	(2)%
Total accruing loans 30-89 days past due	$48,971	$38,163	28%	$43,435	$76,801	$48,651	1%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	YTD Sep 2025	YTD Sep 2024	3Q25	2Q25	1Q25	4Q24	3Q24
Per common share data
Dividends	$0.69	$0.66	$0.23	$0.23	$0.23	$0.23	$0.22
Market value:
High	27.01	23.95	27.01	24.56	25.63	28.14	23.95
Low	18.91	19.73	23.78	18.91	21.06	20.64	20.07
Close			25.71	24.39	22.53	23.90	21.54
Book value / share(a)			28.17	27.67	27.09	26.55	27.90
Tangible book value (TBV) / share(a)(b)			21.36	20.84	20.25	19.71	20.37
Selected trend information
Net interest margin(c)	3.02%	2.77%	3.04%	3.04%	2.97%	2.81%	2.78%
Effective tax rate	18.64%	8.79%	19.16%	20.34%	16.03%	N/M	18.61%
Noninterest expense / average assets(c)	1.96%	1.93%	1.95%	1.93%	2.00%	2.12%	1.93%
Dividend payout ratio(c)(d)	34.85%	36.07%	31.51%	35.38%	38.33%	N/M	39.29%
Loans / deposits ratio			88.73%	89.63%	86.07%	85.92%	89.38%
Assets under management, at market value(e)			$16,178	$15,537	$14,685	$14,773	$15,033
Common shares repurchased during period(f)	900	900	—	—	900	—	—
Common shares outstanding, end of period			165,904	165,778	165,807	166,178	151,213
Risk-based capital(g)(h)
Total risk-weighted assets			$34,688,358	$34,241,408	$33,800,823	$33,950,173	$33,326,479
Common equity Tier 1(i)			$3,584,712	$3,493,316	$3,417,432	$3,396,836	$3,238,155
Common equity Tier 1 capital ratio(i)			10.33%	10.20%	10.11%	10.01%	9.72%
Tier 1 capital ratio			10.89%	10.77%	10.68%	10.58%	10.30%
Total capital ratio			12.94%	12.83%	12.75%	12.61%	12.36%
Tier 1 leverage ratio			8.81%	8.72%	8.69%	8.73%	8.49%
Selected equity and performance ratios
Stockholders’ equity / assets ratio			10.95%	10.87%	10.82%	10.70%	10.46%
Tangible common equity / tangible assets (TCE Ratio)(b)			8.18%	8.06%	7.96%	7.82%	7.50%
Average stockholders' equity / average assets	10.91%	10.29%	10.95%	10.90%	10.86%	10.76%	10.46%
Return on average equity(c)	9.55%	9.00%	10.26%	9.43%	8.91%	(14.20)%	8.09%
Return on average tangible common equity (ROATCE)(b)(c)	13.13%	12.99%	14.02%	12.96%	12.34%	(20.27)%	11.52%
Return on average assets(c)	1.04%	0.93%	1.12%	1.03%	0.97%	(1.53)%	0.85%
Return on average tangible assets(b)(c)	1.08%	0.97%	1.17%	1.07%	1.01%	(1.55)%	0.89%
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	56.67%	59.86%	54.77%	55.81%	59.72%	103.11%	59.51%
Adjusted efficiency ratio(b)	56.32%	59.07%	54.77%	55.81%	58.55%	60.10%	59.51%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a)Based on period end common shares outstanding.
(b)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(c)This ratio is annualized.
(d)Ratio is based upon basic earnings per common share.
(e)In millions. Excludes assets held in brokerage accounts.
(f)Does not include repurchases related to tax withholding on equity compensation.
(g)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(h)September 30, 2025 data is estimated.
(i)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
(Dollars in thousands)	Sep 2025	Sep 2024	3Q25	2Q25	1Q25	4Q24	3Q24
Tangible common equity reconciliation
Common equity			$4,674,186	$4,586,669	$4,492,446	$4,411,450	$4,219,125
Less: Goodwill and other intangible assets, net			1,130,044	1,132,247	1,134,450	1,136,653	1,138,855
Tangible common equity for TBV / share and TCE Ratio			$3,544,142	$3,454,422	$3,357,996	$3,274,797	$3,080,269
Tangible assets reconciliation
Total assets			$44,455,863	$43,993,729	$43,309,136	$43,023,068	$42,210,815
Less: Goodwill and other intangible assets, net			1,130,044	1,132,247	1,134,450	1,136,653	1,138,855
Tangible assets for TCE Ratio			$43,325,819	$42,861,482	$42,174,686	$41,886,415	$41,071,960
Average tangible common equity reconciliation
Average common equity	$4,534,716	$4,032,375	$4,627,038	$4,538,549	$4,436,467	$4,334,230	$4,136,615
Less: Average goodwill and other intangible assets, net	1,133,517	1,142,331	1,131,385	1,133,627	1,135,584	1,137,826	1,140,060
Average tangible common equity for ROATCE	3,401,200	2,890,045	3,495,653	3,404,922	3,300,883	3,196,404	2,996,555
Average tangible assets reconciliation
Average total assets	$43,360,369	$41,086,156	$44,015,203	$43,420,063	$42,630,627	$42,071,562	$41,389,711
Less: Average goodwill and other intangible assets, net	1,133,517	1,142,331	1,131,385	1,133,627	1,135,584	1,137,826	1,140,060
Average tangible assets for return on average tangible assets	$42,226,853	$39,943,825	$42,883,818	$42,286,436	$41,495,043	$40,933,736	$40,249,651
Adjusted net income (loss) reconciliation
Net income (loss)	$337,648	$284,760	$124,732	$111,230	$101,687	$(161,615)	$88,018
Other intangible amortization, net of tax	4,956	4,956	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) for return on average tangible assets	$342,604	$289,716	$126,384	$112,882	$103,339	$(159,963)	$89,670
Adjusted net income (loss) available to common equity reconciliation
Net income (loss) available to common equity	$329,023	$276,135	$121,857	$108,355	$98,812	$(164,490)	$85,143
Other intangible amortization, net of tax	4,956	4,956	1,652	1,652	1,652	1,652	1,652
Adjusted net income (loss) available to common equity for ROATCE	$333,979	$281,091	$123,509	$110,007	$100,464	$(162,838)	$86,795
Pre-tax pre-provision income (loss)
Income (loss) before income taxes	$415,010	$312,211	$154,286	$139,629	$121,095	$(177,752)	$108,142
Provision for credit losses	46,999	68,000	16,000	17,996	13,003	16,986	20,991
Pre-tax pre-provision income (loss)	$462,009	$380,211	$170,286	$157,625	$134,098	$(160,766)	$129,133
Period end core customer deposits reconciliation
Total deposits			$34,881,853	$34,147,565	$35,196,713	$34,648,434	$33,554,298
Less: Network transaction deposits			2,013,964	1,792,362	1,882,930	1,758,388	1,566,908
Less: Brokered CDs			3,956,517	4,072,048	4,197,512	4,276,309	4,242,670
Core customer deposits			$28,911,371	$28,283,155	$29,116,271	$28,613,737	$27,744,719
Average core customer deposits reconciliation
Average total deposits	$34,580,383	$33,073,335	$34,705,887	$34,203,201	$34,833,464	$34,337,468	$33,320,825
Less: Average network transaction deposits	1,875,523	1,630,568	1,933,659	1,843,998	1,847,972	1,690,745	1,644,305
Less: Average brokered CDs	4,105,700	4,148,547	3,916,329	4,089,844	4,315,311	4,514,841	4,247,941
Average core customer deposits	$28,599,160	$27,294,220	$28,855,899	$28,269,359	$28,670,181	$28,131,882	$27,428,578
Total expense for efficiency ratios reconciliation(a)
Noninterest expense	$636,173	$594,115	$216,202	$209,352	$210,619	$224,282	$200,597
Less: Other intangible amortization	6,608	6,608	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	629,565	587,506	213,999	207,149	208,416	222,080	198,394
Less: FDIC special assessment	—	7,696	—	—	—	—	—
Less: Announced initiatives(b)	—	—	—	—	—	14,243	—
Total expense for adjusted efficiency ratio	$629,565	$579,810	$213,999	$207,149	$208,416	$207,836	$198,394
Total revenue for efficiency ratios reconciliation(a)
Net interest income	$891,163	$776,960	$305,222	$300,000	$285,941	$270,289	$262,509
Noninterest income (loss)	207,019	197,365	81,265	66,977	58,776	(206,772)	67,221
Less: Investment securities gains (losses), net	13	4,047	1	7	4	(148,194)	100
Fully tax-equivalent adjustment	12,705	11,239	4,222	4,228	4,254	3,680	3,723
Total revenue for fully tax-equivalent efficiency ratio	1,110,874	981,518	390,708	371,198	348,968	215,390	333,353
Less: Announced initiatives(b)	(6,976)	—	—	—	(6,976)	(130,406)	—
Total revenue for adjusted efficiency ratio	$1,117,850	$981,518	$390,708	$371,198	$355,943	$345,795	$333,353
Numbers may not recalculate due to rounding conventions.
(a)Prior periods have been adjusted to conform with current period presentation.
(b)Announced initiatives include the loss on mortgage portfolio sale and loss on prepayment of FHLB advances as a result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024. The net loss on the sale of investments is already excluded from noninterest income within the efficiency ratio.

Nonrecurring Item Reconciliation
(Dollars in thousands, except per share data)	4Q24	4Q24 per share data (diluted)
GAAP net (loss)	$(161,615)	$(1.03)
Loss on mortgage portfolio sale(a)	130,406	0.82
Provision on initiatives	1,460	0.01
Net loss on sale of investments(a)	148,183	0.93
Loss on prepayments of FHLB advances	14,243	0.09
Tax effect	(38,655)	(0.24)
Net income, excluding nonrecurring items, net of tax	94,022	$0.57
Less preferred stock dividends	(2,875)
Net income available to common equity, excluding nonrecurring items, net of tax	$91,147

Nonrecurring Item Noninterest Income Reconciliation	YTD		YTD
(Dollars in thousands)	Sep 2025	1Q25	Dec 2024	4Q24
GAAP noninterest income (loss)	$207,019	$58,776	$(9,407)	$(206,772)
Less: Loss on mortgage portfolio sale(a)	(6,976)	(6,976)	(130,406)	(130,406)
Less: Net loss on sale of investments(a)	—	—	(148,183)	(148,183)
Noninterest income, excluding nonrecurring items	$213,995	$65,752	$269,182	$71,816

Nonrecurring Item Noninterest Expense Reconciliation			YTD
(Dollars in thousands)			Dec 2024	4Q24
GAAP noninterest expense			$818,397	$224,282
Loss on prepayments of FHLB advances(a)			(14,243)	(14,243)
Noninterest expense, excluding nonrecurring items			$804,154	$210,039
Numbers may not recalculate due to rounding conventions.
(a)These items classified as nonrecurring items are the result of balance sheet repositionings that the Corporation announced in the fourth quarter of 2024.